Exhibit 10.1
CARLYLE INVESTMENT MANAGEMENT L.L.C.
1001 Pennsylvania Ave., N.W., Suite 220 South
Washington, D.C. 20004
September 28, 2026
Carlyle Private Equity Partners Fund, L.P. (the “Fund”)
1001 Pennsylvania Ave., N.W., Suite 220 South
Washington, D.C. 20004
RE: Extension of Expense Support Period Pursuant to Section 4(b) of the Investment Advisory
Agreement
Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Investment Advisory Agreement by and between the Fund and Carlyle Investment Management L.L.C. (the “Investment Advisor”), dated as of August 10,
2026 (the “Advisory Agreement”). Any capitalized terms not otherwise defined in this letter agreement
(this “Letter Agreement”) shall have the meaning given to such terms in the Advisory Agreement.
Pursuant to Section 4(b) of the Advisory Agreement, through and including the first twelve months following the Initial Closing Date (the “Expense Support Period”), the Investment Advisor has agreed to forgo an amount of its monthly Management Fee and/or pay, absorb or reimburse certain expenses of the
Fund, to the extent necessary so that, for any fiscal year, the Fund’s annual Specified Expenses do not exceed 0.60% of the Fund’s net assets (annualized) as of the end of each calendar month. The Fund has agreed to repay the amount of any foregone Management Fee and expenses paid, absorbed or reimbursed by the Investment Advisor during such twelve-month period, when and if requested by the Investment
Advisor, but only if and to the extent that such Specified Expenses plus any recoupment do not exceed
0.60% of the Fund’s net assets (annualized) during the applicable month. The Investment Advisor may recapture a Specified Expense at any time, including in the same year it is incurred. This arrangement cannot be terminated prior to the end of the Expense Support Period without the Board’s consent. Unless extended, after the Expense Support Period the Fund will  reimburse the Investment Advisor for any
Expense Support that it has incurred on each entity’s behalf as and when incurred, regardless of when such Expense Support was incurred and without regard to the 0.60% cap described above.
As effected by this Letter Agreement, the Fund and the Investment Advisor hereby agree to extend the
Expense Support Period for an additional one year period (i.e., through October 1, 2027). This Letter
Agreement shall form a part of the Advisory Agreement for all purposes, and each party thereto shall be bound hereby. From and after the execution of this Letter Agreement, any reference to the Advisory
Agreement shall be deemed a reference to the Advisory Agreement as supplemented by this Letter
Agreement.
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CARLYLE INVESTMENT MANAGEMENT L.L.C.
By: /s/ Catherine L. Ziobro _______________
Name:  Catherine L. Ziobro
Title:    Managing Director
Agreed and Accepted:
CARLYLE PRIVATE EQUITY PARTNERS FUND, L.P.
By: CPEP GP, LLC, its general partner
By:      /s/ David Lobe
Name: David Lobe
Title:  Vice President